Exhibit 99.1
PRESS RELEASE

SEACOR HOLDINGS INC. DECLARES SPIN-OFF DIVIDEND OF
SEACOR MARINE HOLDINGS INC. SHARES
Fort Lauderdale, Florida
May 10, 2017
FOR IMMEDIATE RELEASE - SEACOR Holdings Inc. (NYSE: CKH) (“SEACOR”) and SEACOR Marine Holdings Inc. (“SEACOR Marine”) today announced the timing and details regarding the spin-off of SEACOR Marine from SEACOR.
The SEACOR board of directors has declared a pro rata dividend of the shares of SEACOR Marine common stock owned by SEACOR that will result in the complete legal and structural separation of the two companies.
On the distribution date of June 1, 2017, SEACOR will distribute to its stockholders of record as of 5:00 p.m., New York City time, on May 22, 2017, the record date for the distribution, for every share of SEACOR common stock held, one share of SEACOR Marine common stock multiplied by a fraction, the numerator of which is 17,671,356 and the denominator of which is the number of shares of SEACOR common stock outstanding at the time of the spin-off; or approximately 1.007 shares of SEACOR Marine common stock per share of SEACOR common stock, based on the number of shares of SEACOR common stock outstanding today.
No action or payment is required by SEACOR stockholders to receive the shares of SEACOR Marine common stock. Stockholders who hold SEACOR common stock on the record date will receive a book-entry account statement reflecting their ownership of SEACOR Marine common stock or their brokerage account will be credited with the SEACOR Marine shares. An Information Statement containing details regarding the distribution of the SEACOR Marine common stock and SEACOR Marine's business and management following the spin-off will be mailed to SEACOR stockholders prior to the distribution date.
The SEACOR Marine spin-off has been structured to qualify as a tax-free dividend to SEACOR stockholders for U.S. federal income tax purposes. SEACOR stockholders are urged to consult with their tax advisors with respect to the U.S. federal, state, local and foreign tax consequences of the SEACOR Marine spin-off.
SEACOR common stock shares will continue to trade “regular-way” on the NYSE under the symbol CKH through and after the June 1, 2017 distribution date. Any holders of SEACOR common stock who sell their shares “regular-way” on or before June 1, 2017 will also be selling their right to receive shares of SEACOR Marine common stock. It is anticipated that SEACOR common stock will also trade ex-distribution (that is, without the right to receive shares of SEACOR Marine common stock) on or about May 18, 2017, and continue through the distribution date, under the symbol “CKH WI.” Investors are encouraged to consult with their financial advisers regarding the specific implications of buying or selling SEACOR Marine or SEACOR common stock on or before the distribution date.
SEACOR Marine common stock will begin trading on a "when-issued" basis on the NYSE under the symbol "SMHI WI" beginning on May 18, 2017. On June 2, 2017, "when-issued" trading of SEACOR Marine common stock will end and "regular-way" trading under the symbol "SMHI" will begin. The CUSIP number for the SEACOR Marine common stock will be 78413P 101 when "regular-way" trading begins.
The completion of the spin-off is subject to the satisfaction or waiver of a number of conditions, including the Registration Statement on Form 10 for the SEACOR Marine common stock being declared effective by the Securities and Exchange Commission ("SEC"), the SEACOR Marine common stock being authorized for listing on the NYSE and certain other conditions described in the Information Statement included in the Form 10 and in the agreements filed as exhibits to the Form 10. The condition relating to the authorization of the SEACOR Marine common stock for listing on the NYSE has been satisfied and, yesterday, SEACOR Marine sent a letter to the SEC requesting that the Form 10 be declared effective. SEACOR and SEACOR Marine expect all other conditions to the SEACOR Marine spin-off to be satisfied on or before the distribution date.
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About SEACOR
SEACOR is a global provider of equipment and services primarily supporting the offshore oil and gas and marine transportation industries. SEACOR offers customers a diversified suite of services including offshore marine, aviation, inland river, marine transportation, crisis and emergency management preparedness and response solutions, commodity trading and logistics and offshore and harbor towing. SEACOR is focused on providing highly responsive local service combined with the highest safety standards, innovative technology, modern, efficient equipment and dedicated professional employees.
About SEACOR Marine
SEACOR Marine is among the leading providers of global marine and support transportation services to offshore oil and gas exploration, development and production facilities worldwide. SEACOR Marine currently operates a diverse fleet of offshore support and specialty vessels that deliver cargo and personnel to offshore installations; handle anchors and mooring equipment required to tether rigs to the seabed; tow rigs and assist in placing them on location and moving them between regions; and carry and launch equipment used underwater in drilling and well installation, maintenance and repair. Additionally, SEACOR Marine’s vessels provide accommodations for technicians and specialists, and provide safety support and emergency response services.
Cautionary Note Regarding Forward-Looking Statements
Certain statements discussed in this release as well as in other reports, materials and oral statements that SEACOR releases from time to time to the public constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as "anticipate," "estimate," "expect," "project," "intend," "believe," "plan," "target," "forecast" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including decreased demand and loss of revenues as a result of a decline in the price of oil and resulting decrease in capital spending by oil and gas companies, an oversupply of newly built offshore support vessels, additional safety and certification requirements for drilling activities in the U.S. Gulf of Mexico and delayed approval of applications for such activities, the possibility of U.S. government implemented moratoriums directing operators to cease certain drilling activities in the U.S. Gulf of Mexico and any extension of such moratoriums, weakening demand for SEACOR's services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels in response to a decline in the price of oil, an oversupply of newly built offshore support vessels, increased government legislation and regulation of SEACOR's businesses could increase cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with the provision of emergency response services, including SEACOR's involvement in response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for SEACOR's services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, including as a result of the recent vote in the U.K. to leave the European Union, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services and Shipping Services, decreased demand for Shipping Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations and economic sanctions, the dependence of Offshore Marine Services, Inland River Services, Shipping Services and Illinois Corn Processing on several key customers, consolidation of SEACOR's customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Shipping Acts on the amount of foreign ownership of SEACOR's Common Stock, operational risks of Offshore Marine Services, Inland River Services and Shipping Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors on Inland River Services' operations, the effect of the spread between the input costs of corn and natural gas compared with the price of alcohol and distillers grains on Illinois Corn Processing's operations, adequacy of insurance coverage, the ability to remediate the material weaknesses SEACOR has identified in its internal controls over financial reporting, the attraction and retention of qualified personnel by SEACOR, and various other matters and factors, many of which are beyond SEACOR's control as well as those discussed in Item 1A (Risk Factors)

of SEACOR's Annual report on Form 10-K and other reports filed by SEACOR with the SEC. It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Forward-looking statements speak only as of the date of the document in which they are made. SEACOR disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in SEACOR's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures SEACOR makes on related subjects in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute SEACOR's cautionary statements under the Private Securities Litigation Reform Act of 1995.
For additional information, contact Molly Hottinger at (954) 627-5278.
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